Exhibit 99.2

Quovadx Holdings, Inc. and Subsidiaries

Unaudited Consolidated Financial Report

For the Three and Nine Months Ended September 30, 2009 and 2008

Contents

Consolidated Balance Sheets as of September 30, 2009 Unaudited and December 31, 2008	1

Unaudited Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2009 and 2008	2

Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2009 and 2008	3

Notes to Consolidated Financial Statements	4-22

Quovadx Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

	September 30, 2009	December 31, 2008 (1)
	(unaudited)	(restated)
ASSETS

Current assets:
Cash and cash equivalents	$10,015,895	$11,503,294
Accounts receivable, net of allowance for doubtful accounts of $1,875,317 and $3,075,622 at September 30, 2009 and December 31, 2008, respectively	12,829,740	12,330,954
Unbilled accounts receivable	3,973,435	6,829,062
Receivable from affiliate	5,348	—
Deferred tax assets	871,263	1,892,521
Prepaid expenses and other current assets	2,441,159	2,719,617
Total current assets	30,136,840	35,275,448

Equipment and leasehold improvements, net of accumulated depreciation	3,218,802	1,701,461
Intangible assets, net of accumulated amortization	70,710,596	77,186,916
Goodwill	29,516,238	28,137,990
Deferred financing costs, net of amortization	750,450	1,018,726
Total assets	$134,332,926	$143,320,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,759,484	$2,477,589
Payable to affiliate	—	24,716
Income taxes payable	134,977	37,953
Accrued expenses	3,816,805	7,000,295
Deferred revenue, current portion	18,893,865	15,560,760
Current maturities of long term-debt	8,500,000	6,750,000
Total current liabilities	33,105,131	31,851,313

Deferred revenue, less current portion	1,480,716	706,120
Deferred tax liabilities	7,718,608	10,138,586
Revolving line of credit	43	2,652,380
Interest rate swap fair value	1,241,000	1,911,620
Long-term debt, less current maturities	72,743,750	79,243,750
Total liabilities	116,289,248	126,503,769

Commitments and contingencies (Notes 8 and 9)	—	—
Stockholders’ equity:
Preferred stock at liquidation value, par value $0.001: 3,000,000 shares authorized; 2,282,000 issued and outstanding at September 30, 2009 and December 31, 2008	26,663,970	25,126,053
Common stock; par value $0.001; 30,000,000 shares authorized; 19,721,201 shares issued and outstanding at September 30, 2009 and December 31, 2008	19,721	19,721
Additional paid in capital	177,491	177,491
Accumulated other comprehensive income	544,797	4,996,357
Accumulated deficit	(9,362,301)	(13,502,850)
Total stockholders’ equity	18,043,678	16,816,772

Total liabilities and stockholders’ equity	$134,332,926	$143,320,541

(1) Derived from our audited Consolidated Financial Statements

See Notes to Consolidated Financial Statements

Quovadx Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
License	$1,847,703	$2,573,574	$4,804,926	$5,948,976
Maintenance	7,223,238	4,644,650	20,690,108	11,483,817
Subscriptions	3,188,785	2,778,627	8,484,599	8,311,389
Software revenues	12,259,726	9,996,851	33,979,633	25,744,182
Consulting	2,460,149	2,133,952	7,864,764	5,128,826
Transactions	200,564	246,139	626,371	837,460

Total revenues	14,920,439	12,376,942	42,470,768	31,710,468

Cost of revenues:
Cost of license revenues	291,985	846,891	903,653	1,596,279
Cost of maintenance revenues	2,167,915	1,495,417	5,936,836	3,694,470
Cost of subscription revenues	895,375	917,703	2,536,967	2,710,036
Cost of software revenues	3,355,275	3,260,011	9,377,456	8,000,785
Cost of consulting	2,129,897	1,535,976	6,462,745	3,798,130
Cost of transactions	160,571	130,965	509,905	562,068

Total cost of revenues	5,645,743	4,926,952	16,350,106	12,360,983

Gross profit	9,274,696	7,449,990	26,120,662	19,349,485

Operating expenses:
Research and development	1,265,019	1,370,117	4,222,297	3,663,337
Sales and marketing	1,682,403	1,489,212	5,151,486	4,070,023
General and administrative	2,246,119	2,938,151	7,216,348	5,915,896
Amortization of acquired intangibles	2,164,012	1,609,769	6,490,565	4,213,583

Total operating expenses	7,357,553	7,407,249	23,080,696	17,862,839

Operating income	1,917,143	42,741	3,039,966	1,486,646

Other income (expense), net:
Interest income	1,483	16,639	29,120	20,265
Interest expense	(2,149,623)	(1,636,931)	(5,507,655)	(3,313,103)
Gain (loss) on revaluation of foreign currency obligations	4,345,465	420,316	6,793,144	396,655
Other income (loss)	1,909	(1,512,136)	1,909	(1,512,136)
Total other income (expense), net	2,199,234	(2,712,112)	1,316,518	(4,408,319)

Income before income taxes	4,116,377	(2,669,371)	4,356,484	(2,921,673)
Income tax benefit (expense)	1,244,042	(19,273)	1,321,981	(21,094)

Net income (loss)	$5,360,419	$(2,688,644)	$5,678,465	$(2,942,767)

See Notes to Consolidated Financial Statements

Quovadx Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008

Cash flows from operating activities:
Net income (loss)	$5,678,465	$(2,942,767)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,274,324	4,374,637
Provision for doubtful accounts	(712,857)	—
Amortization of deferred finance costs	268,276	137,335
Deferred taxes	(1,398,709)	(16,524)
Interest paid-in-kind	2,534,298	—
Loss on extinguishment of debt	—	1,512,136
Change in fair value of interest rate swap	(920,185)	—
Revaluation in foreign currency obligations	(6,793,144)	(396,655)

Changes in operating assets and liabilities, net of operating assets and liabilities acquired through acquisition:
Accounts receivable	2,360,868	881,485
Unbilled accounts receivable	3,211,885	(103,171)
Receivable/payable from/to affiliate	(30,065)	(205,176)
Prepaid expenses and other assets	381,134	(85,513)
Accounts and income taxes payable	(264,732)	261,455
Accrued expenses	(3,986,019)	(1,231,183)
Deferred revenue	1,139,266	(3,841,216)
Net cash provided by (used in) operating activities	8,742,805	(1,655,157)

Cash flows from investing activities:
Purchases of property and equipment	(1,433,241)	(806,372)
Cash used in acquisitions, net of cash acquired	—	(40,703,863)
Net cash used in investing activities	(1,433,241)	(41,510,235)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	52,631,250
Payments on long-term borrowings	(4,750,000)	—
Payments for debt financing costs	—	(1,963,741)
Proceeds from issuance of stock	—	5,007,377
Net payment on LOC	(5,327,798)	1,002,411
Net cash (used in) provided by financing activities	(10,077,798)	56,677,297

Effects of foreign currency rate changes on cash	1,280,835	1,217,204

(Decrease) increase in cash and cash equivalents	(1,487,399)	14,729,109
Cash and cash equivalents, beginning of period	11,503,294	1,161,717
Cash and cash equivalents, end of period	$10,015,895	$15,890,826

See Notes to Consolidated Financial Statements

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.               Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Quovadx Holdings, Inc. and its subsidiaries d.b.a. Healthvision Solutions, Inc., Quovadx International, Inc., and HV Solutions Canada, Inc. (collectively the “Company”) offer software and solutions to the Healthcare IT marketplace.  The Company delivers system interoperability solutions which enable our customers to access healthcare information in a real time framework from anywhere.  The Company’s solutions are deployed in thousands of facilities in the United States, Canada and Europe and are a core component of the technology infrastructure for over a third of the hospitals in the United States.

Effective June 6, 2007, Quovadx Holdings, Inc. was formed as a Delaware registered company.  On July 18, 2007, this Company acquired substantially all of the assets of the Integration Solutions Division (ISD) from Rogue Wave Software, Inc.  In 2008, the Company formed HV Solutions Canada, Inc. in order to acquire substantially all of the assets and liabilities of the Healthcare Information Systems Division of MediSolutions, Ltd.  The Company operates through a variety of directly owned subsidiaries with corporate headquarters located in Irving, Texas and maintains offices in Mountain View, California, Quebec City, Montreal and Mississauga, Canada.  In April of 2009, the Company opened a research and development office in Shanghai China.

Basis of Presentation

The Consolidated Financial Statements include the accounts of Quovadx Holdings, Inc. and its wholly-owned subsidiaries, Healthvision Solutions, Inc., Advica Health, Confer Software, Quovadx International, Inc., Healthvision, Inc. and HV Solutions Canada, Inc.  All material intercompany amounts and transactions have been eliminated in consolidation.  The Consolidated Balance Sheet data as of December 31, 2008 was derived from the Company’s audited financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Foreign Operations

Unaudited information regarding foreign operations for the three and nine months ended September 30, 2009 and 2008 and as of September 30, 2009 is as follows.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
United States	$9,328,673	$9,910,025	$26,106,174	$27,468,151
Canada	4,778,430	1,740,657	14,094,966	2,177,868
Europe	813,336	726,260	2,269,628	2,064,449

	$14,920,439	$12,376,942	$42,470,768	$31,710,468

Net operating income:
United States	$330,517	$(3,598,013)	$(4,465,374)	$(4,964,959)
Canada	4,502,936	236,408	9,030,625	316,732
Europe	788,556	672,961	1,593,810	1,705,460
China	(261,590)	—	(480,596)	—

	$5,360,419	$(2,688,644)	$5,678,465	$(2,942,767)

September 30, 2009
Long-lived assets:
United States	$2,724,625
Canada	287,609
Europe/Asia	206,568

$3,218,802

Sales are attributed to countries based upon the location of the customer.  As of September 30, 2009, approximately 34% of the Company’s total accounts receivable were due from four foreign customers.

Revenue Recognition

The Company recognizes revenue in accordance with the provisions of Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts.

License agreements generally provide that customers either pay a perpetual license fee based on a specified number of instances of the software or the type of software modules licensed, or pay a subscription fee for a set number of years.  Customers that purchase licenses, under a perpetual license agreement, generally enter into renewable one-year maintenance agreements that entitle the customer to receive unspecified upgrades on the licensed software, error corrections and telephone support, generally for a fixed fee.

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The methodology the Company uses to recognize perpetual software license and related services revenue is dependent on whether the Company has established vendor-specific objective evidence (“VSOE”) of fair value for the separate elements of a multiple-element agreement.  If an agreement includes license, service and maintenance elements, and we have established VSOE of fair value on the undelivered service and maintenance elements, the revenue for the agreement will be recognized based on the residual method.  Under the residual method, the VSOE of fair value is assigned to the service and maintenance elements and the remaining agreement fee is allocated to the license element.  The license fee is recognized on delivery of the software if the services are not essential to the functionality of the software, the collection of the fees is probable, the fees are fixed and determinable, and an agreement is signed.  Revenue based on the VSOE of fair value from the service and maintenance elements of the agreement that are to be delivered at a future date is initially deferred.  When the related service elements are essential to the functionality of the base product, or when the Company has not established VSOE of fair value for the remaining services, the software license fees are deferred and the entire contract is recognized ratably over the period that the last element is delivered.  Utilizing the criteria provided in SOP 97-2, we evaluate the vendor specific objective evidence annually to determine the fair value of the elements delivered in situations where multiple element arrangements exist.

Professional services revenue represents software development, implementation, consulting services and education/training.  Revenue is recognized from a fixed price contract, when collection of fees is probable, using the percentage-of-completion method of accounting.  Revenue is recognized from a time-and-materials contract, when the collection of fees is probable, as the services are provided.  When revenue from professional services contracts is recognized using the percentage-of-completion basis of accounting, management estimates the costs to complete the services to be provided under the contract.  There are risks and uncertainties associated with the percentage-of-completion estimation process.  The Company may encounter budget and schedule overruns caused by external factors beyond its control such as the utilization and efficiency of its consultants and the complexity of its customers’ IT environment.  Adjustments to cost estimates are made in the period in which the facts requiring such revisions become known.  Estimated losses, if any, are recorded in the period in which the current estimates of the costs to complete the services exceed the revenue to be recognized under the contract.

Maintenance revenue is derived from agreements for providing unspecified software updates, error corrections and telephone support.  Maintenance revenue is recognized ratably over the maintenance period, which is generally twelve months.

Other recurring services revenue includes outsourcing services, subscription services, transaction processing and other services.  When the fees are fixed and determinable, and collection of the fees is probable, revenue is recognized over the service period.  When the fees are charged on a per-transaction basis and collection of the fees is probable, revenue is recognized as the transactions are processed.

The Company has distribution contracts with third party resellers.  The Company relies upon the resellers to report sales of licenses accurately and timely.  Third party resellers may not report sales to the Company in a timely manner or the reports may later be found by the Company to be incomplete.  In these instances, the Company recognizes revenue in the period the sales are initially reported or later accurately reported to the Company, provided all revenue recognition criteria have been met under SOP 97-2.  Under SOP 97-2, revenue should be recognized when there is persuasive evidence of an arrangement, delivery of the software to the reseller, a fixed or determinable fee, and collectability is probable.

When collection of fees is not probable, revenue is recognized as cash is collected.  The Company does not require collateral from its customers.

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Shipping and handling is recorded as a component of cost of revenue in the accompanying consolidated statements of operations.  The Company also presents taxes collected from customers and remitted to government authorities, such as sales tax, on a net basis (excluded from revenue).

Cash and Cash Equivalents

The Company maintains cash balances at a financial institution.  The amounts on deposit are subject to credit risk when the FDIC insurance limit is exceeded.  The company considers short-term investments with a maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts to reserve for the inability of certain customers to pay their accounts receivable balances.  The Company periodically assesses the financial condition of its customers to determine if there is reasonable assurance of collectability.  Additional allowances may be required if the financial condition of a customer deteriorates.  A considerable amount of judgment is required in order to determine the realization of its receivables, including assessing the likelihood of collection and the creditworthiness of each customer.  Once all attempts to collect the past due receivable are exhausted, the Company writes off the receivable to the allowance for doubtful accounts.  The Company does not charge interest on past-due accounts.

Unbilled Accounts Receivable

Unbilled accounts receivable arise as revenue is recognized for time and costs incurred on time-and-material contracts, and for revenue that is recognized on fixed price contracts under the percentage-of-completion method of accounting for which revenue recognized exceeds amounts that have been billed.  Additionally, in the normal course of business, unbilled receivables can arise due to administrative timing associated with end of period sales.

Warranties

The Company issues warranties to customers for product performance in accordance with specifications that are short-term in nature, generally 90 days or less.  Application service provider (“ASP”) service agreements provide warranty-like coverage for the duration of the service relationship.  The Company’s obligations under these warranties have not been significant and are generally covered under customer maintenance agreements.  The Company also indemnifies customers against patent infringement claims.  As of September 30, 2009, there were no liabilities recorded in the financial statements related to indemnifications or warranties.

Equipment and Leasehold Improvements

Equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years.  Leasehold improvements are depreciated using the shorter of their estimated useful life or lease term.  Internally used software, whether purchased or developed, is capitalized and amortized over an estimated useful life of three to five years.  Depreciation expense totaled $285,201 and $793,289 for the three and nine months ended September 30, 2009, respectively, and $101,412 and $260,832 for the comparable periods of 2008.

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

	September 30, 2009	December 31, 2008
	(unaudited)

Computer equipment and purchased software	$2,295,820	$1,731,876
Other equipment, furniture and fixtures	999,191	395,455
Leasehold improvements	1,355,804	201,367
Total equipment and leasehold improvements	4,650,815	2,328,698
Less accumulated depreciation	(1,432,013)	(627,237)

	$3,218,802	$1,701,461

Capitalized Software Costs

The Company applies Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed (“SFAS No. 86”) in analyzing its’ software development costs.  SFAS No. 86 requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility for a software product in development.  Research and development costs associated with establishing technological feasibility are expensed as incurred.  Based on the Company’s software development process, technological feasibility is established upon the completion of a working model.  To date, the establishment of technological feasibility of the products has coincided with the general release of such software.  As a result, the Company has not capitalized any such costs other than those recorded in connection with acquisitions.

Purchase Accounting

In connection with acquisitions, the Company assessed the fair value of assets acquired and liabilities assumed.  Items such as accounts receivable, property and equipment, other intangible assets, certain accrued liabilities and other reserves require a high degree of judgment from management.  The Company uses third parties to assist with such valuations.  In connection with its acquisitions, the Company is required to recognize other intangible assets separate and apart from goodwill if such assets arise from contractual or other legal rights or if such assets are separable from the acquired businesses.  Other intangible assets include developed technology, customer-related assets such as order backlog and tradenames.

Intangible Assets

Intangible assets recognized in the Company’s acquisitions are amortized over their estimated lives.  Acquired technology is amortized over 5 to 10 years, customer base and relationship assets are amortized over a life of 8 to 12 years and tradenames are amortized over 13 to 15 years.  Amortization expense related to intangible assets totaled $2,164,012 and $6,490,565 for the three and nine months ended September 30, 2009, respectively, and $1,609,769 and $4,213,583 for the comparable periods of 2008.  The Company expects amortization expense to be $8,636,805 for the year ending December 31, 2009, $8,634,721 for the years ending December 31, 2010 through 2011, $8,574,721 for the year ending December 31, 2012, $8,394,721 for the year ending December 31, 2013 and $34,313,030 for the years thereafter.

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

	Weighted	September 30, 2009		December 31, 2008
	Average	(unaudited)
	Amortization Period (Years)	Gross Carrying Amount	Accumulated Amoritzation	Gross Carrying Amount	Accumulated Amoritzation

Technology	9.3	$33,700,000	$(7,419,424)	$33,700,000	$(4,695,573)

Customer base and relationships	10	46,230,000	(6,750,088)	46,230,000	(3,296,849)

Tradenames	14	5,600,000	(649,892)	5,600,000	(350,662)

	9.9	$85,530,000	$(14,819,404)	$85,530,000	$(8,343,084)

Long-Lived Assets and Impairment

The Company periodically evaluates the carrying value of long-lived assets, including, but not limited to, property and equipment, software, and intangible assets when events and circumstances warrant such a review.  The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows from such asset is less than its carrying value.  In that event, in accordance with SFAS No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset.  Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

Significant estimates are utilized to calculate expected future cash flows included in impairment analyses.  The Company also utilizes judgment to determine other factors within fair value analyses, including the applicable discount rate.  At September 30, 2009, no long-lived assets were considered to be impaired.

Goodwill

SFAS No. 142 requires that goodwill at each reporting unit be tested annually for impairment and more frequently if events or changes in circumstances indicate assets might be impaired.  The Company has identified August 1st as the period for its annual impairment test.  Upon the occurrence of certain indicators, the Company is required to evaluate goodwill for impairment more than annually.  Factors that are considered in the review for impairment include significant under-performance, major changes in the manner of its use of the acquired assets or its business strategy, significant negative industry or economic trends, and the fair value of equity relative to net book value.  The Company performed its annual evaluation during the third quarter of 2009, and no impairment was indicated.  However, changes in forecasts or assumptions used in the evaluation could result in impairment in future periods.

The goodwill balance which resulted from the acquisition of ISD was $17,647,338.   The goodwill balance which resulted from the acquisition of Healthvision in October 2007 was $3,673,656.  The acquisition of the assets of MediSolution increased the goodwill balance by $8,474,476 during 2008.

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Balance, December 31, 2008	$28,137,990
Effect of change in foreign currency	1,378,248

Balance, September 30, 2009 (unaudited)	$29,516,238

Deferred Financing Costs

In connection with the credit agreement entered into on July 18, 2007 and the amended credit agreement entered into on October 1, 2007 with a financing institution, the Company incurred deferred financing costs of $898,280.  The deferred financing costs were being amortized by the straight line method, which approximates the effective interest rate method, over the term of the credit agreement.  Accumulated amortization was approximately $70,436 at December 31, 2007.  With the second amendment to the credit agreement entered into on July 15, 2008, the Company expensed its remaining deferred financing costs and expensed additional financing costs of $852,328 according to the guidelines set out in EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments and recorded a loss on extinguishment of debt of $1,512,136.  The Company recorded deferred financing costs from the second amendment of $1,093,755.  The deferred financing costs are being amortized by the straight line method, which approximates the effective interest rate method over 5 years, the term of the second amendment to the credit agreement.  Accumulated amortization was $343,305 at September 30, 2009.

Deferred Taxes

Deferred income tax assets and liabilities are recognized for the future tax consequences of temporary differences.  Temporary differences arise when revenues and expenses for financial reporting are recognized for tax purposes in a different period.  The Company has recognized, before the valuation allowance, a net deferred tax asset.  The majority of the deferred tax asset is net operating loss (“NOL”) carryforwards.  Realization of the deferred tax asset depends upon the Company generating sufficient taxable income in future years from the reversal of temporary differences and from operating results.  Due to the uncertainty of such realization, the Company has concluded that a partial valuation allowance was required under the SFAS No. 109, Accounting for Income Taxes.

Foreign Currency Translations

The assets and liabilities of the international operations are translated into U.S. dollars at current exchange rates and revenues and expenses are translated at average exchange rates for the period.  The resulting translation adjustment is recorded as a component of other comprehensive income.  At September 30, 2009 and December 31, 2008, the accumulated amount was a gain of $544,797 and $4,996,357, respectively.  The Company carries debt on a foreign subsidiary denominated in a currency other then the functional currency of the subsidiary.  The debt is revalued at each reporting period and recorded in other income and expense in the statement of operations.  Other financial assets denominated in a currency other than the functional currency are revalued at each reporting period and the net gain or loss is recorded in the results of operations.  Foreign currency gains and losses on the settlement of transactions are recorded in the results of operations.  For the three and nine months ended September 30, 2009, the Company recorded foreign currency gains of $4,345,465 and $6,793,144, respectively.  For the comparable three and nine month periods of 2008 the Company recorded foreign currency gains of $420,316 and $396,655, respectively.

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Advertising

Advertising is expensed as incurred.  Advertising expense totaled $18,135 and $156,028 for the three and nine months ended September 30, 2009, respectively, and $9,081 and $166,294 for the comparable periods of 2008.

Restructuring Charges

The Company recognizes restructuring charges consistent with applicable accounting standards.  The Company reduces charges for obligations on leased properties with estimated sublease income.  Furthermore, the Company analyzes current market conditions, including current lease rates in the respective geographic regions, vacancy rates and costs associated with subleasing, when evaluating the reasonableness of future sublease income.  The accrual for office closure and consolidation is an estimate that assumes certain facilities will be subleased or the underlying leases will otherwise be favorably terminated prior to the contracted lease expiration date.  Significant subjective judgment and estimates must be made and used in calculating future sublease income.

Fair Value of Financial Instruments

The carrying amounts of all financial instruments approximate their fair values.  The carrying amounts for cash, receivables, payables, accrued liabilities and the line of credit approximate fair value because of the short maturity of these instruments.  The carrying value of long-term debt approximates fair value because the interest rates fluctuate with market interest rates.

The Company entered into two interest rate swap transactions on October 1, 2008 (the Swap Agreements) for the purpose of providing protection against fluctuations in interest rates.  The fair value of the Company’s interest rate swap is the estimated amount the Company would pay or receive to terminate the agreement at the reporting date, taking into account current rates and the creditworthiness of the counterparty for assets and the creditworthiness of the Company for liabilities.  Gains or losses related to the changes in fair value are reflected in “interest rate swap fair value” in the statement of financial position, “interest expense” in the statement of operations and “change in the fair value of interest rate swap” in the statement of cash flows.

The Company is exposed to credit loss in the event of nonperformance by the counterparty on the Swap Agreements.  If the counterparty fails to meet the terms of the agreement, the Company’s exposure is limited to the net amount that would have been received, if any, over the remaining life of the Swap Agreements.  The Company does not anticipate nonperformance as the contract is with a credit worthy counterparty and no material loss would be expected from nonperformance by the counterparty.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (SFAS ) No. 157, Fair Value Measurements (“SFAS No. 157”).  SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement.  SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets.  Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy.  In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which permits a one-year deferral for the implementation of SFAS No. 157 with regard to nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis.  The Company adopted SFAS No. 157 on January 1, 2008 for financial assets and liabilities and nonfinancial assets and liabilities that are recognized at fair value on a recurring basis.  On January 1, 2009, the Company adopted SFAS 157 for non-financial assets and liabilities that are recognized at fair value on a nonrecurring basis in accordance with FSP157-2. The adoption of SFAS 157 did not have a material impact on the Consolidated Financial Statements.

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS No. 141(R)”), and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS No. 160”).  These new standards significantly change the accounting for and reporting of business combination transactions and noncontrolling interests (previously referred to as minority interests) in consolidated financial statements.  The Company adopted SFAS No 141(R) and SFAS No. 160) on January 1, 2009. The adoption of these standards did not have a material impact on the Company’s financial position or results of operations.  With the adoption of SFAS 141(R), the Company’s accounting for future business combinations will change on a prospective basis beginning with any business combination for which the acquisition date is after the Company’s adoption date of January 1, 2009.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133 (“SFAS No. 161”).  SFAS No. 161 requires additional disclosures about the objectives of using derivative instruments, the method by which the derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and the effect of derivative instruments and related hedged items on financial position, financial performance, and cash flows.  SFAS No. 161 also requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format.  SFAS No. 161 was effective for the Company on January 1, 2009.  As this pronouncement is only disclosure-related, it did not have an impact on the financial position and results of operations.  Applicable disclosures are included in Fair Value of Financial Instruments, above and in Note 10 — Fair Value Measurements.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109 (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement No. 109, Accounting for Income Taxes.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.  In December 2008, the FASB provided for a deferral of the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008.  The Company has elected this deferral and accordingly will be required to adopt FIN 48 in its 2009 annual financial statements.  Prior to adoption of FIN 48, the Company continued to evaluate its uncertain tax positions and related income tax contingencies under Statement No. 5, Accounting for Contingencies.  SFAS No. 5 requires the Company to accrue for losses it believes are probable and can be reasonably estimated.  Management is currently assessing the impact of adopting FIN 48 but does not anticipate that it will have a material impact on the Company’s  consolidated financial position or results of operations.

In April 2008, the FASB issued Staff Position (FSP) No. FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”).  FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets.  FSP FAS 142-3 also requires expanded disclosure related to the determination of intangible asset useful lives for intangible assets and should be applied to all intangible assets recognized as of, and subsequent to the effective date.  The Company’s adoption of the provisions of FSP FAS 142-3 on January 1, 2009 did not have a material impact on the useful lives of the Company’s intangible assets or financial position, results of operations, or cash flows.  The impact of FSP FAS 142-3 will depend on the size and nature of acquisitions on or after January 1, 2009.

In June 2009 the FASB established Accounting Standards Codification (the ASC) as the source for authoritative U.S. GAAP. The ASC supersedes all existing non-SEC accounting and reporting standards under U.S. GAAP for nongovernmental entities.  It is not intended to nor does it change existing U.S. GAAP.  Any additions/revisions to U.S. GAAP will be incorporated into the ASC through Accounting Standards Updates (ASU).  On July 1, 2009, the Company adopted the FASB guidance on accounting standards codification and hierarchy of generally accepted

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

accounting principles.  The adoption of the ASC did not have any impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued guidance which amends the consolidation guidance applicable to variable interest entities (VIE’s).  This guidance clarifies the determination of whether a company is required to consolidate a VIE, changes the approach to determining a VIE’s primary beneficiary (the reporting entity that must consolidate the VIE), requires an ongoing reassessment of whether a company is the primary beneficiary of a VIE and requires additional disclosures about a company’s involvement in VIE’s. This guidance is effective for fiscal years beginning after November 15, 2009 (calendar 2010).  The Company is currently evaluating how this may affect its  accounting for VIE’s but does not expect it to have a material impact on its financial position, results of operations or cash flows.

Effective January 1, 2009, the Company adopted the provisions related to accounting for assets acquired and liabilities assumed in a business combination that arise from contingencies.  The guidance requires that assets and liabilities of contractual and noncontractual contingencies be recognized at fair value if the fair value can be reasonably determined during the measurement period and provides guidance on how to make that determination.  This guidance applies prospectively to business combinations for which the acquisition date is after the Company’s adoption date of January 1, 2009.  The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

Effective January 1, 2009, the Company adopted the FASB guidance related to noncontrolling interests in consolidated financial statements.  This guidance, issued in December 2007, changed the accounting and reporting for minority interests, which are to be recharacterized as noncontrolling interests and classified as a separate component of equity rather than as a liability. As of December 31, 2009 and Septemebr 30, 2009, there were no noncontrolling interests relating to any of the Company’s subsidiaries. Accordingly, the adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

Effective July 1, 2009, the Company adopted the FASB guidance related to interim disclosures about fair value of financial instruments. This guidance, issued in April 2009, enhances consistency in financial reporting by requiring disclosures about the fair value of financial instruments in interim reporting periods as well as in annual financial statements.  The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows. See Note 10, Fair Value Measurements, for applicable disclosures.

Effective July 1, 2009, the Company adopted the FASB guidance relating to subsequent events. This guidance, issued in May 2009, establishes standards of accounting for and disclosures of subsequent events which occur after the balance sheet date but before our financial statements are issued or are available to be issued.  This guidance requires the disclosure of the date through which the Company has evaluated subsequent events as well as whether that date is the date the financial statements were issued or the date the financial statements were available to be issued. The Company’s adoption of this guidance in the third quarter of 2009 did not have a material impact on its financial position, results of operations or cash flows.  The Company evaluated subsequent events through March 25, 2010, which is the date these statements were filed with Lawson Software, Inc’s Current Report on Form 8-K/A with the Securities and Exchange Commission.

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.               Acquisitions

On August 28, 2008, the Company purchased the majority of MediSolution’s Healthcare Products and Services Division (“MediSolution”) with the exception of the blood bank business for a total cost in cash of $40,703,863 including acquisition costs of $606,977.  The acquisition of MediSolution’s Healthcare Products and Services division allows the Company to expand their current reach into the Canadian marketplace with the addition of MediSolution’s customer footprint.  The Company allocated $34,600,000 to intangible assets, which included customer contracts and relationships, developed technology and tradenames.  The remaining excess of cost over the fair value of net assets acquired represented taxable goodwill of $20,234,161.  The operations of MediSolution have been included in the Company’s results of operations since the date of acquisition.

A summary of the total purchase price of the MediSolution acquisition follows:

Cash paid for assets, less cash acquired	$35,360,950
Escrow	4,735,936
Acquisition costs	606,977

Total cost of acquisition	40,703,863

Liabilities assumed:
Accounts payable	243,621
Other accrued expenses	1,126,126
Deferred revenue	9,140,370

Cash paid plus liabilities assumed	51,213,980

Assets acquired:
Current assets excluding cash	6,316,202
Property and equipment	220,599
Deferred tax asset	1,602,703
Intangible assets	34,600,000

Goodwill on date of acquisition	$8,474,476

Intangible assets:
Customer contracts and relationships	$28,800,000
Acquired technology	3,300,000
Tradenames	2,500,000

Total acquired intangible assets	$34,600,000

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.               Accrued Expenses

Accrued expenses and other consist of the following:

	September 30, 2009	December 31, 2008
	(unaudited)

Accrued commissions	$144,842	$227,624
Accrued bonus	404,238	1,548,509
Accrued restructuring	388,448	637,254
Accrued payroll and employee benefits	948,459	890,662
Accrued interest	582,980	581,588
Accrued rent	277,582	5,580
Accrued property tax	14,215	2,500
Accrued royalties payable	524,861	1,575,865
Accrued professional services	82,282	440,746
Accrued other	448,898	1,089,967

	$3,816,805	$7,000,295

Note 4.               Restructuring Plan

In connection with restructuring plans put in place in 2007 and 2008, the Company closed several offices in order to run more efficiently.

The following table summarizes the restructuring related payments and accruals related to these actions, as well as the components of the remaining restructuring accruals at September 30, 2009 and December 31, 2008.

Office Closure
and Consolidation

Accrual balance, December 31, 2008	$637,254
Cash payments	(248,806)

Remaining accrual balance, September 30, 2009 (unaudited)	$388,448

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 5.               Long Term Debt and Revolving Line of Credit

	September 30, 2009	December 31, 2008
	(unaudited)

Revolving line of credit not to exceed $5,000,000 less usage fees and reserves, with interest at prime plus applicable margin (9.5% at September 30, 2009).	$43	$2,652,380

Term Loan A in the US with a financial institution, secured by substantially all the assets of the Company, a portion with interest at prime plus an applicable margin (9.5% at September 30, 2009) and the remainder with interest at LIBOR plus an applicable margin (7.75% at September 30, 2009) with quarterly principal payments of $1,375,000 starting October 1, 2008 through April 1, 2009, $2,000,000 starting July 1, 2009 through April 1, 2010, $2,250,000 from July 1, 2010 through April 1, 2011, and $97,343 on July 1, 2011.	15,097,343	19,847,343

Term Loan B in the US with a financial institution, with interest at LIBOR plus an applicable margin (12.25% at September 30, 2009)	14,146,407	14,146,407

Term Loan A in Canada with a financial institution, with interest at LIBOR plus an applicable margin (7.75% at September 30, 2009) with quarterly principal payments of $2,152,675 on July 1, 2011, $2,250,000 starting October 1, 2011. Payments are to be made in US dollars.	33,777,657	33,777,657

Term Loan B in Canada with a financial institution, with interest at LIBOR plus an applicable margin (14% at September, 2009).
Payments are to be made in US dollars.	18,222,343	18,222,343
Total long-term debt	81,243,793	88,646,130
Less current portion	8,500,000	6,750,000

	$72,743,793	$81,896,130

In connection with the acquisition of Quovadx Holdings, Inc. during 2007, the Company entered into a $37,500,000 Credit Agreement with certain lenders.  The credit agreement was comprised of Term Loan A of $17,500,000, Term Loan B of $17,500,000 and a $2,500,000 revolving credit facility.  The term loans were payable in quarterly installments of principal and interest, with a final maturity at September 30, 2012.  The revolving credit facility is payable in full on September 30, 2012.

On July 15, 2008, the Credit Agreement was amended in and restated to increase the aggregate amount of the facility to $92,368,750 in order to (a) finance the Medisolution Acquisition, (b) extend certain loans to HV Solutions Canada Inc., a Canadian federal corporation, (c) pay transactional fees, costs, and expenses incurred in connection with the acquisition, and (d) finance ongoing working capital, capital expenditures, and general corporate needs of the Company following the Medisolution Acquisition.  The facility was comprised of U.S. Term Loan A of $21,222,343, Canada Term Loan A of $33,777,657 (collectively “Term Loan A”), U.S. Term Loan B of $14,146,407, Canada Term Loan B of $18,222,343 and an increase of the revolver to $5,000,000.  Term Loan A is payable in quarterly installments and U.S. Term Loan A is required to be paid in full prior to payments made on Canada Term Loan A.  All remaining outstanding balances and interest are payable on July 15, 2013.

All borrowings bear interest at either the London Interbank Offered Rate (LIBOR) or the Base Rate, as the case may be, plus an applicable margin, as defined in the Credit Agreement.  Interest on all term loans is payable through a draw on the revolving credit facility.  Interest paid-in-kind totaled $1,239,446 and $4,930,839 for the three and nine months ended September 30, 2009, respectively, and $0 and $64,316 for the comparable periods of 2008.  Interest

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

expense was $2,149,623 and $5,507,655 for the three and nine months ended September 30, 2009, respectively, and $1,636,931 and $3,313,103 for the comparable periods of 2008.

Both the term loans and revolving credit facility are secured by substantially all the assets of the Company.  The Credit Agreement, as amended, contains financial covenants that require the Company to maintain, including minimum EBITDA, minimum revenues and certain levels of leverage and fixed charge coverage, as well as to maintain a minimum level of availability on the revolving loans.

The Company may also borrow against a Letter of Credit up to $1,500,000.  The Company shall pay a Letter of Credit fee which shall accrue at a rate equal to 2.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

Scheduled maturities are as follows:

For the year ending:
2009 (remainder of year)	$2,000,000
2010	8,500,000
2011	9,000,000
2012	9,000,000
2013	52,743,793

Total payments to principal	$81,243,793

Note 6.               Stockholders’ Equity

On August 28, 2008, the Company sold 500,000 shares of Series A preferred stock for $10.00 per share.  The net proceeds of $5,000,000 were used to fund the acquisition of the majority of the assets of MediSolutions.  The Series A shall, with respect to dividend rights, and rights on liquidation, dissolution and winding up of the affairs of the Company, rank senior to the common stock and to all other classes and series of equity securities of the Company hereafter issued which are not by their terms expressly senior to or on parity with the Series A with respect to dividend rights and rights on liquidation, dissolution and winding up of the affairs.  The Series A earns dividends at the rate per annum of 8% of the original purchase price ($10.00 per share) compounding quarterly if not paid on the dividend payment dates of March 31, June 30, September 30 and December 31.  To the extent not paid quarterly, the Company shall pay all unpaid accrued dividends in one lump sum payment to the holders of Series A upon the occurrence of a liquidation, dissolution or winding up of the Company.  The Company may, at its option, declare and pay in cash, on each dividend payment date, the dividends that have accrued on the Series A Preferred Stock during the prior quarterly period and any other prior periods.  The dividends shall accrue from day to day, whether or not declared, and shall be cumulative.  Series A dividends of $1,537,916 and $1,656,486 were earned and payable at September 30, 2009 and December 31, 2008, respectively. In addition to the dividend preference, the Series A has a liquidation preference of the adjusted original purchase price of the shares.  The Series A has no voting rights except for protective provisions as defined.

Subject to certain exemptions, until termination of all of the commitments and payment in full of the obligation in accordance with the credit agreement, the Company will not make any distributions or declare or pay any dividends (in cash, or other property, other than common stock).  As it relates to the common stock, the Board of Directors (the “Board”) may declare a dividend out of any assets legally available for the payment of dividends on the common

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

stock after dividends on the Series A Preferred Stock have been paid.  Any such dividends shall be payable only as, when and if declared by the Board.

On August 23, 2007, the Company sold 1,672,022 shares of common stock for $.01 per share and on October 23, 2007, the Company sold 49,179 shares of common stock for $.01 per share.  These sales were made to various executives of the Company and the sale was funded by notes receivable from the various executives that were paid in 2008.  The Company has right of first refusal on the repurchase of the stock upon termination or an offer to sell by the holder, with the amount payable to the stockholder based on the amount of time the stock is held.  The stock vests with regards to the repurchase at 25% after 1 year and thereafter in equal monthly amounts up to 100% after 4 years of employment.  Once fully vested, the stock is redeemable at fair value.  Prior to vesting, the stock is redeemable at the original price paid.  If the Company does not exercise its right to purchase the stock, the original holders of Series A have the option to purchase.  The holders of the executive common stock are required to vote yes to a sale of the Company if approved by the board of directors.  The Company used the proceeds to fund its operations.

The Company’s 2008 Stock Option Plan (the Plan) allows for the grant of options to purchase shares of common stock and the issuance of common stock directly to eligible persons.  The Plan provides for the options to be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards and Stock Appreciation Rights, and approves the issuance of up to six hundred thousand (600,000) shares of common stock.  No option shall have a term exceeding ten (10) years from the grant date.  The vesting provisions of individual options may vary, but are generally time based or performance based.  Vested but not exercised stock options were 39,956 at September 30, 2009 and zero at September 30, 2008.  The Company determined the fair value of the compensation expense during the three and nine months ended September 30, 2009 and the comparable periods of 2008 were immaterial and recorded no compensation expense.  Total compensation costs related to non-vested awards not yet recognized was approximately $41,000 at September 30, 2009 which will be recognized over a weighted average period of 3.66 years.

The following assumptions were used in the Black-Scholes option pricing model for stock options granted during the year ended December 31, 2008:

Expected life	6.25
Risk-free interest rate	3.32%
Expected volatility	44.00%
Expected dividend yield	0%

The following assumptions were used in the Black-Scholes option pricing model for stock options granted during the period ended September 30, 2009:

Expected life	6.25
Risk-free interest rate	3.32%
Expected volatility	37.67%
Expected dividend yield	0%

The expected term of the options has been determined utilizing the “simplified” method as prescribed by the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107, Share-Based Payment.  The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options.  As there was no public market for the Company’s common stock, the Company determined the volatility for options

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

granted based on an analysis of reported data for a peer group of companies.  The expected volatility of options granted has been determined using an average of the historical volatility measures of this peer group of companies.  The Company has not paid and does not anticipate paying cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.  The fair value of the options was determined to be $0.30 at the date of the grant.

A summary of the Company’s Plan activity and related information for employee stock options for the period ended September 30, 2009, is as follows:

			Weighted Average
	Number	Weighted Average	Grant Date
	of Options	Exercise Price	Fair Value

Granted	147,531	$0.30	$0.30
Exercised	—	—	—
Expired	—	—	—
Forfeited	—	—	—

Outstanding as of December 31, 2008	147,531	$0.30	$0.30

Granted	49,177	$0.30	$0.30
Exercised	—	—	—
Expired	—	—	—
Forfeited	—	—	—

Outstanding as of September 30, 2009	196,708	$0.30	$0.30

Exercisable as of September 30, 2009	39,956	$11,987

The employee stock options related to options granted vest over four years.  The remaining contractual term of outstanding options at September 30, 2009 was 9.27 years.

There were 403,292 shares available for grant under the Plan as of September 30, 2009.

Note 7.               Income Taxes

The Company recorded income tax benefit (expense) for the periods presented as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Income tax benefit (expense)	$1,244,042	$(19,273)	$1,321,981	$(21,094)
Effective tax rate	30.2%	0.7%	30.3%	0.7%

The effective tax rate differs from the actual tax rate used by the Company (34%) primarily due to foreign exchange loss disallowed for tax, foreign losses with little or no tax benefit and changes in the valuation allowance.  Deferred income tax assets and liabilities are recognized for the future tax consequences of temporary differences.

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Temporary differences arise when revenues and expenses for financial reporting are recognized for tax purposes in a different period.  The Company has recognized a net deferred tax liability.  The majority of the deferred tax asset relates to net operating loss (“NOL”) carryforwards, acquired deferred revenue and translation losses offset by a deferred tax liability related to acquired intangibles.  Realization of the deferred tax asset depends upon the Company generating sufficient taxable income in future years from the reversal of temporary differences and from operating income.  Due to the uncertainty of the timing and amount of such realization, the Company has concluded that a valuation allowance was required under the SFAS No. 109, Accounting for Income Taxes on a portion of its deferred tax assets.  At September 30, 2009, the Company has United States NOL carryforwards of approximately $12,340,552.  These US NOL carryforwards expire from 2010 through 2029.  In addition, the Company has Canadian NOL carryforwards of approximately $6,569,000.  The Canadian NOL carryforwards expire in 2028.  The valuation allowance recorded for deferred income tax assets at September 30, 2009 was $1,690,442.

Note 8.               Related Party

In connection with the acquisition of Quovadx, Inc., formerly Healthcare.com, the Company and Rogue Wave Software, Inc. (Rogue Wave) entered into a cost sharing agreement to share in certain costs related to the former parent of Healthcare.com and Rogue Wave.  The Company will reimburse Rogue Wave for certain lease costs, nonrecurring corporate costs, severance/transition/bonus costs, travel costs, integration costs or other costs upon which Rogue Wave and the Company may mutually agree.  These costs were included in the liabilities assumed.  In addition, Rogue Wave pays certain employee and operating expenses for the Company and is reimbursed for these costs by the Company.  These amounts were not material for the three and nine months ended September 30, 2009 or the comparable periods of 2008.   In addition, Rogue Wave had the right to sell the Company’s products in Europe through November 30, 2007 and paid an upfront royalty fee which was included in the assets acquired as a receivable.  At September 30, 2009, the Company had a net receivable from affiliates of $5,348 and a net payable of $24,716 as of December 31, 2008.

Note 9.               Commitments and Contingencies

The Company leases office space under various long-term noncancelable operating leases that expire at various dates before May 2016.  The following is a schedule by year of future minimum lease payments under operating leases at September 30, 2009 (unaudited):

2009 (remainder of the year)	$1,332,056
2010	1,236,747
2011	613,295
2012	526,176
2013 and thereafter	1,877,904

Total minimum lease payments	$5,586,178

Total rent expense was $325,050 and $954,733 for the three and nine months ended September 30, 2009, respectively, and $212,555 and $497,439 for the comparable periods of 2008.

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10.        Fair Value Measurements

As of December 31, 2008, the Company adopted SFAS No. 157 which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement under generally accepted accounting principles.  As defined in SFAS No. 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  In determining fair value, the Company uses various methods including market, income and cost approaches.  Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique.  These inputs can be readily observable, market corroborated, or generally unobservable inputs.  The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.  Based on the observability of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy.  The fair value hierarchy ranks the quality and reliability of the information used to determine fair values.  Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical assets or liabilities in inactive markets.

Level 3 — Unobservable inputs reflecting management’s own assumptions about the inputs used in pricing the asset or liability.

A description of the valuation methodology used to measure the interest rate swaps at fair value, as well as the general classification of such instrument pursuant to the valuation hierarchy, is set forth below.

Fair Value
Measurements at
Reporting Date
	Liabilities	Using Significant
	Measured	Unobservable
	at Fair Value	Inputs (Level3)

Measured on a recurring basis:
Liabilities:
Interest rate swap	$1,241,000	$1,241,000

Gains or losses related to the changes in fair value are reflected in interest rate swap fair value in the statement of financial position, interest expense in the statement of operations and change in fair value of interest rate swap in the statement of cash flows.

The following is a reconciliation of the beginning and ending balances related to the interest rate swaps measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the first nine months of 2009:

Balance, December 31, 2008	$1,911,620
Unrealized gains included in income	(670,620)

Balance, September 30, 2009 (unaudited)	$1,241,000

The interest rate swaps are valued at fair value on a recurring basis in the financial statements.  The terms of both Swap Agreements is 58 months with the Swap Agreements expiring in July 2013.  Under the two Swap Agreements,

Quovadx Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

the Company will pay a fixed rate of 9.23% and 13.72%, respectively, in exchange for receiving floating rates based on the three-month LIBOR rate plus applicable margin on notional amounts of $24,527,657 and $18,222,343, respectively.  The fair values of the interest rate swaps were provided by valuation experts.  The derivative has limited market activity and is valued using an externally developed model that considered unobservable market parameters, which is a Level 3 measurement.

Note 11.  Subsequent Event

On January 11, 2010, Quovadx Holdings, Inc. and its subsidiaries were acquired by Lawson Software, Inc., pursuant to the definitive Agreement and Plan of Merger dated January 7, 2010.   Under this agreement, Lawson Software Americas, Inc. (a wholly owned subsidiary of Lawson Software, Inc) acquired Quovadx and its subsidiaries for $160 million in cash.